•	Market Cap: $1.6 Billion
•	Gross Premiums: $790 million in 2004
•	Assets: $3.8 billion
•	Nation’s fourth-largest medical professional liability insurer
•	Recently announced acquisition of PIC-Wisconsin
•	Geographically diversified
•	Experienced, invested management
•	Sale of personal lines business expected to be complete in Q1, 2006

 Medical Malpractice "Pure Plays"
ProAssurance (NYSE: PRA) AP Capital (NASDAQ: ACAP) First Professionals (NASDAQ: FPIC) SCPIE (NYSE:SKP)
Peer Group Market Cap in millions
PRA: $1,610 ACAP: $395 FPIC: $380 SKP: $212

We Created a Leader Through Consolidation



1995: Consolidation of:
Physicians Ins Co of Indiana
Assumed business of:
Physicians Ins Co of Ohio
1996: Consolidation of:
Missouri Medical Ins Co
1994: Consolidation of:
West Virginia Hosp. Ins Co.
1999: Assumed business of:
Medical Defense Associates (MO)
Mutual Assurance
Medical Assurance
2005: Consolidation of:
NCRIC Group
Founding in the 1970's
1997: Affiliated with:
MEEMIC
ProAssurance
June, 2001
Physicians Ins. Co. of Michigan
Professionals Group
1995: Assumed business of:
Associated Physicians Ins Co. (IL)
1998: Consolidation of:
Physicians Protective Trust Fund (FL)
2005: Proposed Transaction with:
PIC Wisconsin Group
1996: Assumed business of:
American Medical Ins Exchange (IN)
2004: Purchased Selected Renewal Rights from:
OHIC Insurance Company

ProAssurance Medical Assurance ProNational Insurance Company NCRIC, Inc. Red Mountain Casualty

2

PIC Wisconsin Transaction
PIC Wisconsin fits our footprint—and our strategic goals
Expands our presence in the Upper Midwest
Local knowledge will be crucial for our shared success
PIC Wisconsin will remain responsible for its core states

Four-Year Loss Ratio Comparisons
Our ability and willingness to defend claims allows us to achieve better results
Average Statutory Loss Ratio 2001-2004
PRA 100.6%: Legal Payments 53.1%, Loss Payments 47.5%
ACAP FPIC SKP: Legal Payments 39.8%, Loss Payments 68.3%
US Industry: Legal Payments 35.9%, Loss Payments 81.5%
Source:
A. M. Best Aggregates & Averages
Medial Malpractice Predominating